Exhibit 3.1

RESTATED
CERTIFICATE OF INCORPORATION OF
FAMILY DOLLAR STORES, INC.

FAMILY DOLLAR STORES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

1.               The original Certificate of Incorporation was filed with the Secretary of State of Delaware on November 24, 1969, and the name under which it was originally incorporated is Family Dollar Stores, Inc.

2.               The following Restated Certificate of Incorporation was adopted by the Corporation’s Board of Directors in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

3.               This Restated Certificate of Incorporation only restates and integrates and does not further amend the original Certificate of Incorporation as hereinafter amended or supplemented and there is no discrepancy between the original and Restated Certificate of Incorporation, other than certain omissions as permitted by Section 245(c) of the General Corporation Law of the State of Delaware.

4.               The text of the Restated Certificate of Incorporation is as follows:

FIRST:  The name of the Corporation (hereinafter referred to as the “Corporation”) is

FAMILY DOLLAR STORES, INC.

SECOND:  The registered office of the Corporation is to be located at 229 South State Street, in the City of Dover, County of Kent, Zip Code 19901, in the State of Delaware.  The name of the registered agent at such address is The Prentice-Hall Corporation System, Inc..

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of Stock which the Corporation shall have authority to issue is Six Hundred Million Five Hundred Thousand (600,500,000), of which Five Hundred Thousand (500,000) shares of the par value of $1.00 per share are to be Preferred Stock (hereinafter called the “Preferred Stock”) and Six Hundred Million (600,000,000) shares of the par value of $.10 per share are to be Common Stock (hereinafter called the “Common Stock”).

Shares of stock of the Corporation, whether with or without par value, of any class or classes hereby or hereafter authorized, may be issued by the Corporation from time to time for such consideration permitted by law as may be fixed from time to time by the Board of Directors.  Said Board shall have authority as provided by statute to determine that only a part of the consideration which shall be received by the Corporation for any of the shares of its stock which it shall issue from time to time shall be capital.

The Preferred Stock may be issued from time to time in one or more series.  Each such series shall be designated so as to distinguish the shares thereof  from the shares of all other series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to authority expressly vested in it. The terms of any series of Preferred Stock may vary from the terms of any other series of Preferred Stock to the full extent now or hereafter permitted by the laws of the State of Delaware.

Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time to issue the Preferred Stock as Preferred Stock of any series, and in connection with the creation of each such series, to fix, by resolution or resolutions providing for the issue of shares thereof, the authorized number of shares of such series, which number may be increased, (unless otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors, the voting powers of such series and the designations, rights, preferences, and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series.

No holder of any stock of the Corporation of any class now or hereafter authorized shall, as such holder, be entitled as of right to purchase or to subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants, options, rights or other instruments evidencing rights to purchase or subscribe for any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued, or issued and thereafter acquired by the Corporation.

Subject to the voting powers, if any, which may be granted to any series of Preferred Stock and except as otherwise required by the General Corporation Law of Delaware, the

Common Stock shall have exclusive voting powers for the election of Directors by stockholders and in respect of any other matters to be acted upon by stockholders of the Corporation.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

(a)       Except as may otherwise be provided in the By-laws, the Board of Directors may from time to time by resolution or resolutions adopted by a majority of the whole Board

(1)       authorize the payment of fees for attendance at meetings of the Board and all salaries or other compensation or amounts to all or any of the members of the Board, as such, in such amount or amounts, and payable in a lump sum or in such installments and at such times as the Board shall determine as aforesaid, which salaries or other compensation or amounts may be in addition to any amounts payable to such member or members for attendance at meetings of the Board, and in addition to any fees, salaries, or other compensation or amounts which may be paid or payable to such member or members as a member of any committee or as an officer of the Corporation, or in any other capacity; and

(2)       fix the fees, salaries or other compensation or amounts to be paid to the members of any committee created and designated by the Board in accordance with the By-laws or a resolution or resolutions adopted by a majority of the whole Board;

and anything in subparagraph (f) below in, or in any other provision of, this Article to the contrary notwithstanding, any resolution adopted by a majority of the whole Board as aforesaid shall be valid for all purposes whether or not any one or more directors affected, or intended to be affected thereby, may have been included in such majority or vote or may have voted for such resolution or may be a member of any such committee or may receive any such fees, salaries, compensation or other amounts and whether or not the presence of such director or directors at any meeting at which such resolution is so passed is or was necessary to constitute a quorum thereat.

(b)       The Board of Directors shall have the power and authority:

(1)       to make, alter or repeal By-laws of the Corporation, except as otherwise provided in a By-law adopted by the stockholders entitled to vote; but By-laws so made, altered or adopted by the directors may be altered or repealed by such stockholders;

(2)       from time to time to determine to what extent  and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board or of the stockholders of the Corporation;

(3)       from time to time to fix the compensation or additional compensation or other remuneration to be paid to any of the officers, agents or employees of the Corporation for services rendered, or to be rendered, and to adopt any plan or other arrangement that it may deem advisable for determining the amounts of such compensation, additional compensation or other remuneration, including, without limiting the generality of the foregoing, any plan or arrangement under which all or a part of the amounts so payable may be dependent upon the amount of the gross or net income, earnings or profits (consolidated or otherwise) of the Corporation, and/or any one or more of its subsidiaries, upon such terms and conditions as the Board may fix;

(4)       to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith; and

(5)       in addition to the power and authority hereinbefore and by statute conferred upon it, to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless to the provisions of the laws of the State of Delaware, of this Certificate and of the By-laws of the Corporation, as the same may from time to time be amended.

(c)       Any director or officer may be removed at any time, with or without cause, by the affirmative vote, at any stockholders’ meeting, of the holders of a majority of the outstanding stock of the Corporation entitled to vote thereat, or by such other vote and in such other manner, with or without any stockholders’ meeting, as may be provided in the By-laws of the Corporation.

(d)       Unless otherwise provided in the Certificate of Incorporation or in the Resolution or Resolutions providing for the issue of any series of Preferred Stock adopted by the Board of Directors, at every meeting of the stockholders of the Corporation, each stockholder entitled to vote thereat may cast one vote in person or by proxy for each share of stock held by such stockholder.

(e)       When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding entitled to vote thereon given at a stockholders’ meeting duly called for that purpose, or at the next annual meeting of the stockholders, provided the notice of the said annual meeting contains a notice of the proposed sale, lease or exchange  or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

(f)        A director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor, in the absence of fraud, shall any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member or has a financial interest, or any corporation of which any director is an officer, director or stockholder or has a financial interest, is in any way interested in such transaction or contract; provided that at the meeting of the Board of Directors or of a committee thereof having authority in the premises, authorizing, approving or confirming said contract or transaction, the existence of an interest of such director, firm or corporation is disclosed or is known and there shall be present a quorum of the Board or of such committee, and such contract or transaction shall be authorized, approved or confirmed in good faith by a majority of the disinterested directors of the Board or members of such committee even though the disinterested directors or members be less than a quorum.  A general notice spread upon the minutes of a meeting of the Board or of any committee thereof that a director is a member of any firm or an officer, director or stockholder of any corporation, and is to be regarded as interested in any subsequent transaction with such firm or corporation, shall be a sufficient disclosure under the foregoing provision, and after such general notice it shall not be necessary to give any special notice relating to any particular transaction with such firm or corporation.  Nor shall any director, nor any firm of which any director is a member, nor any corporation of which any director is an officer, director or stockholder, be liable to account to the Corporation for any profit realized from or through any such transaction or contract of the Corporation authorized, approved or confirmed as aforesaid by reason of the fact that such director or any firm of which he is a member, or any corporation of which he is a stockholder, director or officer, was interested in such transaction or contract.  Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determining the existence of a quorum.  Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee thereof (whether or not authorized, approved or confirmed as hereinbefore provided) which shall be specifically approved or ratified in good faith by the holders of the capital stock entitled to vote, at any annual meeting, or any special meeting called for such purpose, shall be as valid and as binding as though approved and ratified by every stockholder of the Corporation; provided that the material facts as to such contract, transaction or act and as to the interest of any such director have been disclosed or are known to the stockholders entitled to vote thereon.  In addition, no contract or transaction shall be void or voidable if the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.  Any director of the Corporation may be counted in determining the existence of a quorum at a meeting to consider any contract or transaction between the Corporation and any subsidiary, parent or other affiliated corporation of which he is also a director or officer and may vote upon any such contract or transaction, which shall not be invalid or otherwise affected by reason of his presence or his vote.

(g)       The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or any of its subsidiaries, including any officer or employee who is a director of the Corporation or any of its subsidiaries, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation.  The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.  Nothing herein or elsewhere contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

(h)       Nothing contained in this Certificate shall be deemed to prohibit or restrict in any way the taking of any action by the Board of Directors or any committee thereof through a meeting conducted by means of conference telephone or other similar communications equipment or without a meeting, pursuant to written consent, as and to the extent permitted by the General Corporation Law of the State of Delaware, as from time to time amended.

(i)        The by-laws may contain provisions, in addition to those herein set forth, relating to the management of the business of the Corporation and the conduct of its affairs and further defining, limiting and regulating the powers of the Directors and of the stockholders.

SIXTH:  The Corporation reserves the right to amend the provisions contained in this Certificate and in any certificate amendatory hereof, and in any certificate setting forth the resolutions fixing the terms of or otherwise relating to any series of any class of stock, in the manner now or hereafter prescribed by law, subject only to the restrictions, if any, contained in any such amendatory certificate or any such certificate fixing the terms of any series, and all rights conferred on stockholders or others hereunder or thereunder are granted subject to such reservation.

SEVENTH:  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit.  If after approval by the stockholders of this provision the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.  Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time or such repeal or modification.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed on behalf of the Corporation by its duly elected Senior Vice President, General Counsel and Secretary this 8th day of November, 2006.

/s/ Janet G. Kelly
Janet G. Kelly

WITNESS:
/s/ Michele Hartsell
Michele Hartsell